Exhibit 16

MINE SAFETY DISCLOSURE

The following information on certain mine safety results is presented for each underground coal mine, surface coal mine, coal preparation and loading facility owned and operated by Mechel or its subsidiaries in the United States for the annual period ended December 31, 2013 as reflected in the mine data retrieval system maintained by MSHA.

(a) Mine Safety Violations

MSHA Mine Identification Number	Mine or Operating Name	104(a) S&S	104(b)	104(d)(1)/ (No. of S&S)	104(d)(2)/ (No. of S&S)	110(b)(2) Flagrant Violations	107(a)	Proposed Penalties in U.S. dollars(1)	Fatalities	Pending Legal Actions(2)
4608884	No 58	31	0	0	1	0	0	29,164	0	186
4609020	No 65	62	0	0	3	0	0	266,056	0	185
4609227	Double Camp No 1	4	0	0	0	0	0	400	0	28
4608769	Buckeye Mine	0	0	0	0	0	0	0	0	0
4608779	NuFac Mine	0	0	0	0	0	0	0	0	0
4609024	No 1 Miner	0	0	0	0	0	0	0	0	1
4609031	No 2 Miner	1	0	0	0	0	0	100	0	1
4609123	No 3 Miner	0	0	0	0	0	0	0	0	0
4608990	No 39 Mine	4	0	0	0	0	0	4,797	0	2
4608684	No 34 Mine	1	0	0	0	0	0	117	0	0
4609062	Coal Mountain No 1 Surface	66	0	3	0	0	0	89,132	0	44
4606578	Red Fox Surface Mine	14	0	0	0	0	0	16,271	0	51
4603404	No 32 Mine	4	0	0	0	0	0	2,205	0	1
4609315	Central Shop	2	0	0	0	0	0	752	0	2
4609131	Red Fox Load-Out	2	0	0	0	0	0	200	0	3
4609316	K-2 Plant	22	0	0	0	0	0	4,648	0	16
4603444	Keystone No 1 Prep Plant	3	0	0	0	0	0	317	0	11
4602446	McDonald Fork Impoundment	4	0	0	0	0	0	400	0	2

Source: United States Mine Safety and Health Administration’s Data Retrieval System.

(1)	Amounts included are the total U.S. dollar value of proposed or outstanding assessments received from MSHA regardless of whether the assessment has been challenged or appealed, for citations and orders occurring during the 12-month period ended December 31, 2013.
(2)	Includes all legal actions pending before the Federal Mine Safety and Health Review Commission (FMSHRC), together with the Administrative Law Judges thereof, for each of our operations. These actions may have been initiated in prior years. All of the legal actions were initiated by us to contest citations, orders, or proposed assessments issued by MSHA, and if we are successful, may result in the reduction or dismissal of those citations, orders, or assessments.

•	Section 104(a) S&S Violations. The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) for which the operator received a citation from MSHA;

•	Section 104(b) Orders. The total number of orders issued under section 104(b) of the Mine Act, which represents a failure to abate a violation under section 104 within the period of time prescribed by MSHA;

•	Section 104(d) Citations and Orders. The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act;

•	Section 110(b)(2) Flagrant Violations. The total number of flagrant violations under section 110(b)(2) of the Mine Act;

•	Section 107(a) Imminent Danger Orders. The total number of imminent danger orders issued under section 107(a) of the Mine Act;

•	Proposed MSHA Assessments. The total U.S. dollar value of proposed assessments from MSHA under the Mine Act; and

•	Fatalities. The total number of mining-related fatalities.

(b) Pattern or Potential Pattern of Violations

The table below sets forth the list of the pattern or potential pattern of violations for 2013.

MSHA Mine Identification Number	Mine or Operating Name	Received Notice of Pattern of Violation under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern of Violation under Section 104(e) (yes/no)
4608884	No 58	no	no
4609020	No 65	no	no
4609227	Double Camp No 1	no	no
4608769	Buckeye Mine	no	no
4608779	NuFac Mine	no	no
4609024	No 1 Miner	no	no
4609031	No 2 Miner	no	no
4609123	No 3 Miner	no	no
4608990	No 39 Mine	no	no
4608684	No 34 Mine	no	no
4609062	Coal Mountain No 1 Surface	no	no
4606578	Red Fox Surface Mine	no	no
4603404	No 32 Mine	no	no
4609315	Central Shop	no	no
4609131	Red Fox Load-Out	no	no
4609316	K-2 Plant	no	no
4603444	Keystone No 1 Prep Plant	no	no
4602446	McDonald Fork Impoundment	no	no

For the 12-month period ended December 31, 2013, none of our operations received written notice from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under section 104(e) of the Mine Act.

(c) Pending Legal Actions

The table below sets forth for each coal or other mine subject to the Mine Act, the identity of the mine, the number of legal actions that were pending before the FMSHRC as of December 31, 2013, as well as the aggregate number of legal actions initiated and the aggregate number of legal actions resolved during 2013.

MSHA Mine Identification Number	Mine or Operating Name	Total Legal Actions Pending as of December 31, 2013	Legal Actions Initiated during 2013	Legal Actions Resolved during 2013
4608884	No 58	186	31	164
4609020	No 65	185	41	202
4609227	Double Camp No 1	28	0	99
4608769	Buckeye Mine	0	0	26
4608779	NuFac Mine	0	0	0
4609024	No 1 Miner	1	0	0
4609031	No 2 Miner	1	1	1
4609123	No 3 Miner	0	0	5
4608990	No 39 Mine	2	2	3
4608684	No 34 Mine	0	0	10
4609062	Coal Mountain No 1 Surface	44	44	85
4606578	Red Fox Surface Mine	51	9	12
4603404	No 32 Mine	1	1	6
4609315	Central Shop	2	2	6
4609131	Red Fox Load-Out	3	0	18
4609316	K-2 Plant	16	16	4
4603444	Keystone No 1 Prep Plant	11	0	12
4602446	McDonald Fork Impoundment	2	2	5

Of the total legal actions pending before the FMSHRC as of December 31, 2013, all were contests of citations and orders issued under section 104 or 107 of the Act or through emergency response plan dispute proceedings (referenced in Subpart B of 29 CFR Part 2700).

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